U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 10-QSB

(Mark One)

[x] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934 for the period ended September 30, 2005

[ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE Act of 1934 for the transition period from ___ to ___.

Commission file number: 000-23319

AVANI INTERNATIONAL GROUP INC.

(Name of Small Business Issuer in its charter)

Nevada                                         88-0367866

(State of                                      (I.R.S. Employer

Incorporation)                                 I.D. Number)

#328-17 Fawcett Road, Coquitlam, B.C. (Canada)           V3K 6V2

(Address of principal executive offices)              (Zip Code)

Issuer's telephone number 604-525-2386.

Securities registered under Section 12 (b) of the Act:

Title of each class         Name of exchange on which

to be registered            each class is to be registered

None                              None

Securities registered under Section 12(g) of the Act:

Common Stock

(Title of Class)

Check whether issuer (1) filed all reports to be filed by Section 13 or

15(d) of the Exchange Act during the past 12 months (or such shorter period that the registrant was required to file such reports), and (2)

has been subject to such filing requirements for the past 90 days.

(1). Yes: X  No:

(2). Yes: X  No:

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). [ ] Yes [X] No

The number of shares issued and outstanding of issuer's common stock,

$.001 par value, as of December 21, 2005 was 14,582,571.

Transitional Small Business Issuer Format (Check One):

Yes:      No:  X

PART I - FINANCIAL INFORMATION

INDEX

Item 1. Financial Statements.                                     Page No.

       -Consolidated Interim Balance Sheets as of September 30, 2005

        (unaudited) and December 31, 2004 (audited).                  3

       -Consolidated Interim Statements of Operations and

        Comprehensive Loss for the Three and Nine Months Ended

        September 30, 2005 and 2004 (unaudited).                      4

       -Consolidated Interim Statements of Changes in Capital

        Deficit for the Period Ended September 30, 2005 (unaudited).  5

       -Consolidated Interim Statements of Cash Flows

        for the Nine Months Ended September 30, 2005

        and 2004 (unaudited).                                         6

       -Notes to Consolidated Interim Financial Statements.           7

Item 2. Management's Discussion and Analysis.                        15

Item 3. Effectiveness of the Registrant’s Disclosure Controls and

        Procedures                                                   20

PART II - OTHER INFORMATION

Item 1. Legal Proceedings.                                           21

Item 2. Unregistered Sales of Securities of Equity Securities

and Use of Proceeds.                                             21

Item 3. Defaults upon Senior Securities.                             21

Item 4. Submission of Matters to Vote of Securityholders.            21

Item 5. Other Information.                                           21

Item 6. Exhibits and Reports on Form 8-K.                            21

Signatures                                                           22

I. Item 1. Financial Statements Avani International Group Inc.
Consolidated Interim Balance Sheets
(Expressed in US dollars)

	September 30	December 31
	2005	2004
Assets	(Unaudited)
Current
Cash and cash equivalents	$100,523	$265,235
Accounts receivable (net of allowance for doubtful accounts
in 2005 - $2,570; 2004 - $66,074) (Notes 2)	205,661	31,798
Inventories	88,027	80,748
Prepaid expenses	23,366	3,200
Assets of discontinued operations (Note 8)	-	1,756,625
	417,577	2,137,606

Property, plant and equipment (Notes 3 and 4)	950,205	1,300,440
Assets of discontinued operations (Note 8)	-	57,452
Other assets	28,416	31,317
	$1,396,198	$3,526,815
Liabilities and Capital Deficit
Liabilities
Current
Accounts payable	$642,416	$518,928
Accrued liabilities	136,092	150,104
Debts payable	86,007	83,195
Unearned revenue and deposits	74,385	94,817
Obligations payable (Note 4)	285,745	285,745
Installments received on asset sale (Note 3)	1,294,012	-
Liabilities of discontinued operations (Notes 2 and 8)	-	587,644
	2,518,657	1,720,433
Non-controlling interest and
liabilities of discontinued operations (Notes 2 and 8)	-	1,916,893
	2,518,657	3,637,326
Stockholders’ Equity
Capital stock (Note 5)
Authorized
400,000,000 common shares, par value of $0.001
Issued and outstanding
14,582,571 common shares (December 31, 2004 – 14,582,571)	14,583	14,583
Additional paid-in capital	7,693,120	7,693,120
Accumulated deficit	(8,788,582)	(7,757,091)
Accumulated other comprehensive income (loss)
- foreign exchange translation	(41,580)	(61,123)
	(1,122,459)	(110,511)
	$1,396,198	$3,526,815

The accompanying notes are an integral part of these consolidated interim financial statements. 3

Avani International Group Inc.
Consolidated Interim Statements of Operations and Comprehensive Loss
(Expressed in US Dollars)
(Unaudited)
	Three-month periods ended		Nine-month periods ended
	September 30		September 30
	2005	2004	2005	2004
Revenue
Bottled water and supply sales	$18,308	$87,610	$235,443	$571,195
Cooler rentals and equipment sales	2,083	3,685	11,409	13,037
	20,391	91,295	246,852	584,232
Cost of revenue
Cost of goods sold (excluding depreciation)	16,714	66,110	118,313	356,227
Depreciation	38,528	39,966	117,976	120,410
	55,242	106,076	236,289	476,637
Gross profit (loss)	(34,851)	(14,781)	10,563	107,595
Operating expenses (income)
Marketing	27,137	17,196	53,422	55,701
General and administration	48,034	256,151	348,405	555,752
Gain on sale of assets (Note 9)	(44,940)	-	(44,940)	-
Foreign exchange loss (gain)	5,728	(6,369)	(1,474)	(23,285)
	35,959	266,978	355,413	588,168
Income (Loss) from operations	(70,810)	(281,759)	(344,850)	(480,573)
Other income (expenses)
Interest on debts payable	(1,664)	(1,530)	(4,902)	(4,518)
Miscellaneous income	2,674	1,084	4,952	3,158
Net income (loss) from continuing operations	(69,800)	(282,205)	(344,800)	(481,933)
Loss from discontinued operations (Note 8)	(686,691)	-	(686,691)	(91,664)
Net loss for the period	(756,491)	(282,205)	(1,031,491)	(573,597)
Foreign currency translation adjustment	55,682	37,575	19,543	22,436
Comprehensive loss for the period	$(700,809)	$(244,630)	$(1,011,948)	$(551,161)
Basic and Diluted Loss Per Share
Continuing Operations	$(0.00)	$(0.02)	$(0.02)	$(0.03)
Discontinued operations	$(0.05)	$-	$(0.05)	$(0.01)
	$(0.05)	$(0.02)	$(0.07)	$(0.04)
Weighted average number of shares outstanding	14,582,571	14,582,571	14,582,571	14,540,160

The accompanying notes are an integral part of these consolidated interim financial statements. 4

Avani International Group Inc.
Consolidated Interim Statements of Changes in Capital Deficit
(Expressed in US Dollars)
(Unaudited)
					Accumulated
			Additional		Other	Total
	Common Shares		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity
Balance, January 1, 2004	14,522,571	$14,523	$7,606,817	$(6,808,595)	$(123,738)	$689,007
Issuance of common stock on exercise of options	60,000	60	2,940	-	-	3,000
Stock option compensation	-	-	83,363	-	-	83,363
Net loss for the year	-	-	-	(948,496)	-	(948,496)
Foreign exchange translation adjustment	-	-	-	-	62,615	62,615
Balance, December 31, 2004	14,582,571	14,583	7,693,120	(7,757,091)	(61,123)	(110,511)
Net loss for the period	-	-	-	(1,031,491)	-	(1,031,491)
Foreign exchange translation adjustment	-	-	-	-	19,543	19,543
Balance, September 30, 2005	14,582,571	$14,583	$7,693,120	$(8,788,582)	$(41,580)	$(1,122,459)
The accompanying notes are an integral part of these consolidated interim financial statements 5

Avani International Group Inc.
Consolidated Statements of Cash Flows
(Expressed in US Dollars)
(Unaudited)
For the nine-month periods ended September 30	2005	2004
Cash provided by (used in)
Operating activities
Net loss for the period	$(1,031,491)	$(573,597)
Adjustments to reconcile net loss for the period to
net cash used in operating activities
Depreciation	117,976	120,410
Stock option compensation	-	83,363
(Increase) decrease in assets
Accounts receivable	25,760	47,651
Inventories	(7,279)	(15,823)
Prepaid expenses	(20,166)	(20,410)
Increase (decrease) in liabilities
Accounts payable	123,488	112,621
Accrued liabilities	16,292	(60,503)
Unearned revenue and deposits	(20,432)	15,096
Cash provided by (used in) discontinued operations	605,868	472,191
Cash provided by (used in) operating activities from continuing operations	(189,984)	180,999
Investing activity
Proceeds on sale of assets	32,642	-
Acquisition of equipment	(8,884)	-
Cash provided by investing activities	23,758	180,999
Financing activities
Proceeds from share issuances	-	3,000
Increase (decrease) in cash during the period	(166,226)	183,999
Effect of foreign exchange on cash	1,514	(90,532)
Cash and cash equivalents, beginning of period	265,235	218,268
Cash and cash equivalents, end of period	$100,523	$311,735
Supplemental Information:
Income tax paid	$-	$-
Interest paid	$2,944	$2,917

The accompanying notes are an integral part of these consolidated interim financial statements. 6

.

1.

Basis of Presentation and Ability to Continue as a Going Concern

The consolidated interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

Prior to July 1, 2005, the consolidated interim financial statements for the period from January 1, 2005 to June 30, 2005 include the accounts of the Company, its subsidiaries, and its related party Avani O2 Water Sdn. Bhd. (“Avani O2”), of which a director was also a significant shareholder of the Company.  As described in Note 2, the Company was the primary beneficiary of Avani O2, a variable interest entity (“VIE”) as defined by the Financial Accounting Standards Board (“FASB”) Interpretation No. 46R (“FIN 46R”).  Accordingly, Avani O2 was consolidated for the nine-month period ended September 30, 2004 and the period from January 1, 2005 to June 30, 2005..  All material inter-company balances and inter-company transactions have been eliminated.  Effective July 1, 2005, as described in Note 2, due to the change in contractual arrangement, the Company is no longer the primary beneficiary of Avani O2 and therefore is not required to consolidate the operations of Avani O2. As a result, the assets and liabilities of Avani O2 and results of operations were accounted for and presented as discontinued operations for the purposes of these consolidated interim financial statements.

These statements reflect all adjustments, consisting of normal recurring adjustments which, in the opinion of management, are necessary for fair presentation of the information contained therein.  It is suggested that these consolidated interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2004 and notes thereto included in the Company's 10-KSB annual report.  The Company follows the same accounting policies in the preparation of interim reports.  All material inter-company balances and inter-company transactions have been eliminated.

Results of operations for the interim periods are not indicative of annual results.

These accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. At September 30, 2005, the Company has a working capital deficit of $2,101,080 and an accumulated deficit of $8,788,582.  The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders, obtaining additional long-term financing, as well as achieving and maintaining a profitable level of operations.  The Company plans to raise additional equity and debt capital as necessary to finance the operating and capital requirements of the Company.  Amounts raised will be used to provide financing for the marketing and promotion of the Company's business, and for other working capital purposes.  While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate sufficient funds for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

#

2.

Variable Interest Entity

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB 51” (which was amended in December 2003, FIN No. 46R).  The primary objectives of FIN No. 46R are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities or “VIEs”) and how to determine when and which business enterprise should consolidate the VIE.  This new model for consolidation applies to an entity for which either: (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties.  In addition, FIN No. 46R requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures.  As amended in December 2003, the effective dates of FIN No. 46R for public entities that are small business issuers, as defined (“SBIs”), are as follows:  (a) for interests in special-purpose entities: periods ended after December 15, 2003; (b) for all VIEs created before January 31, 2003: periods ending after December 15, 2004; and (c) for all VIEs created after January 31, 2003, FIN 46R is applicable immediately.  The December 2003 amendment of FIN No. 46R also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIEs.

Avani O2 was incorporated in July 1999 in Malaysia mainly to explore the opportunities of developing and marketing bottled water in South East Asia.  In 2000, Avani O2 entered into a joint-venture agreement with the Company for the world-wide rights and licenses, except in Canada, to access and use, for all purposes, the Company’s technology of producing oxygen enriched bottled water.  Avani O2 was considered a VIE of the Company because, pursuant to the original joint-venture agreement, the Company was entitled to, among other things, receive a 2% royalty on all revenue from all Avani O2 licensed products, 30% of the before tax profits generated by the bottling line contributed by the Company to Avani O2 and to appoint two of the three directors on the Board of Directors of Avani O2. As a result, the equity investors of Avani O2 did not have a controlling financial interest in Avani O2 and the Company was the primary beneficiary of Avani O2, the VIE.  According to the above-noted requirements, the Company commenced consolidating Avani O2 in 2004.

Effective July 1, 2005, as a result of the Company terminating the royalty and net profits agreement with Avani O2, changes in Avani O2’s equity holdings and other matters, management of the Company has determined that the Company no longer meets the criteria of being a primary beneficiary (as described under FIN No. 46R, “Consolidation of Variable Interest Entities, an Interpretation of ARB 51”) of Avani O2 and as such is no longer required to consolidate the financial information of Avani O2. As a result, the assets and liabilities of Avani O2 as at September 30, 2005 and results of operations for the three-month period ended September 30, 2005 no longer form part of these consolidated financial statements.  Results of operations and comparative account balances for Avani O2 prior to July 1, 2005 have been presented as discontinued operations.

#

2.

Variable Interest Entity - Continued

In addition, in connection with a dispute between the Company and Avani O2 over, among other matters, payment of accounts owing to the Company (which at December 31, 2004 were eliminated on consolidation), the Company obtained a Garnishing Order against Avani O2 in the amount of approximately $704,855 (CDN $863,728).  Subsequent to September 30, 2005, as ruled by the Court, an amount of approximately $195,542 (CDN $227,357) was received by the Company, garnished from Avani O2’s bank account, as partial payment for Avani O2’s balances owing to the Company.  At September 30, 2005, the amount garnished is included in accounts receivable.  While management continues its best efforts to collect all amounts owing from Avani O2, as a result of the difficulties that have arisen in the past with the collection of these accounts receivable, management has decided to write off all receivables due from Avani O2 (excluding the garnished amounts received after September 30, 2005), which has resulted in a charge to discontinued operations of $478,156 during the three and nine months periods ended September 30, 2005. (Note 8)

3.

Property, Plant, and Equipment

During the year ended December 31, 2002, the Company entered into an agreement with Avani O2 ("the Licensee"), whereby the Company granted to the Licensee the first right of refusal of the exclusive worldwide (except Canada) rights and licenses to the Company's oxygen enrichment technology.  The Company also allowed the Licensee the use of approximately $208,535 net of depreciation (December 31, 2004 - $237,314), of bottling and processing equipment, located in Malaysia, required to produce the product.  In exchange, the Company was entitled to receive a 2% royalty on all revenue from all licensed products and 30% of the before-tax profits generated by the contributed bottling line (which was replaced by a rental fee as amended in 2004).  In 2002, the Company assigned certain of its rights to the Net Profits Interest to certain lenders in satisfaction of outstanding loans (Note 4).

In October 2002, the Company entered into an agreement with Avani O2 whereby the Company agreed to sell its Canadian building and related land in Canada and production equipment in Canada and Malaysia to Avani O2 with a carrying amount of approximately $1,065,000 for proceeds of CDN$1,650,000 (US$1,294,012) plus interest charges at 8% per annum and applicable taxes.  The proceeds were being received over two years in twenty-four monthly installments of CDN$70,620 (US$58,752) and a final payment of CDN$220,686 (US$183,600) due October 1, 2004.  As at December 31, 2004, installments of $1,317,804 were received from Avani O2 and have been eliminated upon consolidation.  As the final payment of CDN$220,686 (US$183,600) was not made by Avani O2 in due time, the title to the property and production equipment was not previously transferred to Avani O2.  As at September 30, 2005, the assets and liabilities of Avani O2, are no longer included in these consolidated interim financial statements.  The installments of $1,294,012 paid by Avani O2 are included as a liability of the Company until such time as management is able to determine that Avani O2 no longer has any legal claim to the installments paid as a result of cancellation of the agreement mentioned above.

As described in Note 1, during the nine months period ended September 30, 2005, the Company terminated the royalty and net profits agreement with Avani O2.  Management is currently in the process of recovering the bottling and processing equipment located in Malaysia, however, there are no assurances that management of the Company will be successful in doing so.  The equipment is not currently being used by the Company, as a result, management has decided to write off the book value of the equipment held in Malaysia for the three and nine month periods ended, resulting in a charge to discontinued operations of $208,535 (Note 8).

1.

Obligations Payable

		September 30,	December 31,
		2005	2004
Assignment of net profits interest	$	(Unaudited) 285,745	$285,745

During 2002, the Company assigned a fully reserved account receivable in the amount of $200,944 to certain lenders in full settlement of a $475,771 loan payable.  In addition to the assignment of the account receivable, the Company also assigned its net profits interest in production equipment located in Malaysia (the "Net Profits Interest”) to two of the lenders.  In light of the termination of its net profits interest agreement with Avani O2, (Note 1) management is of the opinion that, no net profits interest will be paid to the lenders and as such the Company will include this obligation as part of accrued liabilities until such time as the obligation becomes settled.

5.

Capital Stock

Transactions not disclosed elsewhere in these consolidated interim financial statements are as follows:

a)

As at September 30, 2005 and December 31, 2004, the Company had 22,862,557 fully exercisable share purchase warrants outstanding.  Of this amount, 1,500,000 warrants that were granted August 2003 are exercisable at any time within 5 years at an exercise price of $0.06 per share on or before September 2, 2008, and 550,000 warrants that were granted September 26, 2001 are exercisable at any time within 5 years at an exercise price of $0.06 on or before September 26, 2005, and $0.07 on or before September 26, 2006. The remaining 20,812,557 warrants were granted on May 13, 2002 and July 15, 2002 and were exercisable at any time within 5 years at a price of $0.03 in the first two years, $0.05 in the third and fourth year and $0.07 in the last year.

#

5.

Capital Stock - Continued

b)

A summary of share purchase warrant transactions for the periods presented is as follows:

		Weighted
		Average
		Exercise
	Number	Price
Outstanding at December 31, 2004 and September 30, 2005	22,862,557	$0.05

All of the share purchase warrants are exercisable on the grant date and remain outstanding at September 30, 2005 and December 31, 2004.

c)

On June 10, 2003, the Company granted 3,490,000 stock options to Company’s employees and directors.  Of this amount 2,190,000 stock options have an exercise period of two years.  Each option entitles the holder to purchase one share of the Company’s common stock at $0.05 per share during the first year and $0.30 per share in the second year.  During the nine months ended September 30, 2005, all 2,190,000 options expired unexercised.  Another 1,300,000 fully vested stock options have an exercisable period of 3 years and an exercise price of $0.05 per share.  During the nine months ended September 30, 2005, 300,000 of these options were cancelled.

d)

The Company follows Statement of Financial Accounting Standard (“SFAS”) No. 123, “Accounting for Stock-Based Compensation”, which requires compensation cost associated with stock options granted to other than employees to be valued based on the fair value of the stock options, where such fair value was estimated using the Black-Scholes option pricing model.  Unvested stock options are re-measured quarterly for the purpose of determining stock option compensation.  During the nine month period ended September 30, 2004, compensation expense was amortized over the vesting period and compensation expense of $83,363 was recognized. The fair value of these options was estimated using the following assumptions: a risk free interest rate of 1.92%, expected volatility of 200%, no dividend yield, and an expected life of the options of two years.  During the nine month period ended September 30, 2005, all options had previously vested and no new stock options were granted, as such there is no stock based compensation expense for this period.

#

5.

Capital Stock - Continued

The Company applies Accounting Principles Board (“APB”) Opinion 25 and related interpretations in accounting for stock options granted to employees.  Generally, under APB No. 25 compensation expense is recognized for the difference between the market price of the underlying stock and the exercise price of the stock options.  Accordingly, no compensation has been recognized in connection with options granted to employees. Had compensation cost been determined based upon the fair value of the stock options at the grant date consistent with the fair value method prescribed in SFAS No. 123, the Company's net loss and loss per share would have been increased to the pro forma amounts as indicated below:

	Nine-month period ended September 30, 2005	Nine-month period ended September 30, 2004
Net income (loss), as reported	$(1,031,491)	$(573,697)
Deduct: stock-based employee compensation expense
determined under fair-value based method for all awards
not included in net loss	-	(10,927)
Pro-forma net income (loss)	$(1,031,491)	$(584,624)
Basic and diluted loss per share:
As reported	$(0.07)	$(0.04)
Pro-forma	$(0.07)	$(0.04)

e)

A summary of stock option transactions for the period presented is as follows:

		Weighted
		Average
		Exercise
	Number	Price
Outstanding at December 31, 2004	3,490,000	$ 0.21
Expired	(2,190,000)	0.30
Cancelled	(300,000)	0.05
Outstanding at September 30, 2005	1,000,000	0.05
Exercisable at September 30, 2005	1,000,000	0.05
Exercisable at December 31, 2004	3,490,000	$ 0.21

Stock options outstanding at September 30, 2005 are summarized as follows:

        Number

Exercise Price

Expiry Date

     1,000,000

       $0.05

              June 9, 2006

#

6.

Major Supplier

During the nine-month periods ended September 30, 2005 and 2004, the Company purchased approximately 40% and 59% of its materials from one supplier.  At September 30, 2005 and December 31, 2004, there were $Nil amounts due to that supplier in accounts payable.

7.

Related Party Transactions

During the nine-month period ended September 30, 2005, the Company accrued $54,000 as salary (2004 - $54,000) payable to the President of the Company.  In addition, the Company accrued $9,000 (2004 - $9,000) of marketing expenses and $28,592 (2004 - $Nil) of overseas allowance payable to the President of the Company.

8.

Discontinued Operations

Avani O2’s assets and liabilities as of December 31, 2004 and September 30, 2005 and its operating results for the three and nine months periods ended September 30, 2004 and 2005 are detailed as below and indicated as discontinued operations in the consolidated balance sheet and consolidated statement of operations and comprehensive loss.

	September 30	December 31
Assets of discontinued operations	2005	2004
	(Unaudited)
Current
Cash and cash equivalents	$-	$236,398
Accounts receivable	-	1,263,681
Inventories	-	155,134
Prepaid expenses	-	101,412
Total current assets	-	1,756,625

Property, plant and equipment	-	57,452
	$-	$1,814,077

Non-controlling interest and liabilities of discontinued operations
Current
Accounts payable	$-	$91,228
Accrued liabilities	-	496,416
Total liabilities	-	587,644

Non-controlling interest	-	1,916,893
	$-	$2,504,537

#

8.

Discontinued Operations - Continued

	Three-month periods ended		Nine-month periods ended
	September 30		September 30
Earnings from discontinued operations	2005	2004	2005	2004
Revenue
Bottled water and supply sales	$-	$273,973	$644,824	$1,192,759
Cooler rentals and equipment sales	-	-	-	15,069
	-	273,973	644,824	1,207,828
Cost of revenue
Cost of goods sold (excluding
depreciation)	-	168,965	335,698	594,911
Depreciation	-	6,483	8,918	20,504
	-	175,448	344,616	615,415
Gross profit	-	98,525	300,208	592,413
Operating expenses
General and administration	-	18,890	78,331	125,854
Other income (expenses)
Miscellaneous income	-	-	-	5,486
Write-down of receivables	-	-	(1,240,811)	-
Income (loss) from Avani O2 operations	-	79,635	(1,018,934)	472,045
Other Items
Non-Controlling Interest	-	(79,635)	1,018,934	(472,045)
Write-off of receivables from Avani 02 (Note 2)	(478,156)	-	(478,156)	-
Loss on equipment held in Malaysia	(208,535)	-	(208,535)	-
Cumulative effect of change in accounting policy	-	-	-	(91,664)
Income (Loss) from discontinued operations	$(686,691)	$-	$(686,691)	$(91,664)

9.

Gain on sale of assets

On July 15, 2005, the Company sold its rights, title and interest to all the assets of the Company’s 2 ½ and 5 gallon water business in British Columbia, Canada which included certain of the equipment, business records including customer lists, brochures, and samples for a total of approximately $32,642 (CDN $40,000) and the purchaser’s assumption of certain current liabilities.  The Company maintains the right to sell 2 ½ and 5 gallon bottled water to other regions in Canada and internationally.  At the time of the sale, the book value of the assets to be sold was $47,471, which included inventories of $2,972 and equipment (cooler equipment and other fixtures) with a net book value of $44,499.  The purchaser also assumed total liabilities of the Company of $59,769,which included bottle deposits, cooler deposits and unearned revenue.

10.

New Accounting Pronouncement

In June 2005, the FASB issued Statement 154, “Accounting Changes and Error Corrections” which replaces APB Opinion 20 and FASB Statement 3.  Statement 154 changes the requirements for the accounting and reporting of a change in accounting principle.  Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of the new accounting principle in net income of the period of change.  Statement 154 now requires retrospective application of changes in accounting principle to prior period financial statements, unless it is impractical to determine either the period-specific effects or the cumulative effect of the change.  The statement is effective for fiscal years beginning after December 15, 2005.  Management is assessing the effect on the consolidated financial statements as a result of the implementation of this new standard.

Item 2. Management's Discussion and Analysis.

The Company has had significant business relationships with Avani O2 Water Sdn. Bhd. (“Avani O2”), a Malaysian company and its affiliate. As described in Note 2 of the consolidated interim financial statements, the Company had been the primary beneficiary of Avani O2, a variable interest entity (“VIE”) as defined by Financial Accounting Standards Board (“FASB”) Interpretation No. 46R (“FIN No. 46R”). The relationship between Avani O2 and the Company changed during July 2005 which resulted in the Company is no longer considered to be the primary beneficiary of Avani O2, the VIE.  Accordingly, the results of operations of Avani O2 were not included in the Consolidated Interim Statements of Operations and Comprehensive Loss for the period from July 1, 2005 to September 30, 2005. Prior to July 1, 2005, Avani O2’s results of operations are presented as discontinued operations in the unaudited consolidated interim financial statements.

The Company’s prior periodic, quarterly and annual filings, including the Company’s Form 10-KSB for the period ended December 31, 2004 discusses in greater detail the following:

•

Avani O2 was incorporated in July 1999 in Malaysia mainly to explore the opportunities of developing and marketing bottled water in South East Asia.  On February 18, 2000, the Company entered into an joint venture agreement with Avani O2 pursuant to which Avani O2 received, among other rights, the right and license to construct manufacturing facilities, and to produce and sell the Company’s proprietary water product worldwide, subject to certain conditions and exclusions, including a 30% pre-tax net profits interest and 2% gross royalty interest payable to the Company. On April 19, 2004, the agreement was amended by replacing the 30% pre tax net profits interest with a rental fee payable by Avani O2 to the Company equal to 20,000 Malaysian Ringitt (RM) per each bottling line per month plus 0.19RM per 355ml or 0.00054RM per ml per bottle commencing January 1, 2003. [3.8 RM equals $1.00 USD].

•

On October 25, 2002, the Company, together with its wholly owned subsidiary, Avani Oxygen Water Corp. entered into a Sale and Purchase Agreement with Avani O2 (“Asset Sale Agreement”). Pursuant to the agreement, the Company agreed to sell all of the assets of its subsidiary consisting of its plant, production equipment, and real estate to Avani O2. The Asset Sale Agreement provides for 24 monthly instalments of $70,620 CDN commencing October 1, 2002 to and continuing to September 1, 2004, with a final payment of $220,686 CDN on October 1, 2004. Avani O2 did not make its final payment under the Asset Sale Agreement, and the payment date has been extended to November 25, 2004. On December 13, 2004, Avani notified Avani O2 that it has terminated the Asset Sale Agreement, and that all payments made to date by Avani O2 will be considered as a non-refundable deposit.

Please refer to the filings referenced above for a broader description of the transactions and relationships with Avani O2 and its affiliate prior to the change in status of the Company being the primary beneficiary of Avani O2.

As of September 30, 2005, Avani O2 owes the Company (i) $524,111 in respect of the payments due under the joint venture agreement (of which, $446,724 of net rental income has not been recognized as revenue in the Company’s accounting record), and (ii) $612,341 in trade payables due for products sold to Avani O2. In connection with the trade payables due to the Company, the Company filed a Garnishing Order Before Judgment against Avani O2 in the Supreme Court of British Columbia (Canada) and garnished $227,356CDN of funds held by Avani O2 in a Canadian bank. On September 21, 2005, the court granted a default judgment in favor of the Company against Avani O2 for the total sum of $1,108,596 CDN. On October 25, 2005, the Court transferred to the Company the amount of $227,356.73 CDN which was previously garnished.

From the first quarter of 2004 through the second quarter of 2005, Avani O2 was accounted as a VIE (as described under FIN No. 46R, “Consolidation of Variable Interest Entities, an Interpretation of ARB 51”) of the Company and the Company was determined to be the primary beneficiary of Avani O2. Effective July 1, 2005, as a result of the Company terminating the royalty and net profits agreement with Avani O2, changes in Avani O2’s equity holdings and other matter, management of the Company has determined that the Company no longer meets the criteria of being the primary beneficiary of Avani O2 and as such is no longer required to consolidate the financial information of Avani O2. As a result, the assets and liabilities of Avani O2 as at September 30, 2005 and its results of operations for the three-month period ended September 30, 2005 no longer form part of the consolidated interim financial statements. The consolidated balance sheet of the Company as at December 31, 2004 has been adjusted to reflect the assets and liabilities of Avani O2 as Assets and Liabilities of Discontinued Operations (See Discontinued Operations in Note 8 of the consolidated interim financial statements). The results of operations of Avani O2 prior to July 1, 2005, are presented as discontinued operations in the Consolidated Interim Statements of Operations and Comprehensive Loss. Readers should consider the effect of such changes when reviewing the discussion below.

On July 15, 2005, the Company sold to an unaffiliated third party, certain assets and liabilities of its wholly owned subsidiary, Avani Oxygen Water Corporation, relating to its business of providing local delivery of 5 gallon bottles and renting water coolers. The assets included the Company’s active customer accounts, three vehicles, and related inventory and equipment. The purchaser paid the Company the sum of approximately $32,642 ($40,000 CDN), and assumed the payment of approximately $59,769 in prepaid water cooler and bottle deposits. The Company also agreed not to compete in any business in British Columbia (Canada) involving the production and sale of 2.5 and 5 gallon bottled water. The Company has no other affiliation or business dealings with the purchaser or its affiliates.

The Company has yet to respond to the outstanding comment letter from the US Securities and Exchange Commission (“SEC”) which, among other things, include issues regarding the application of FIN 46R with regards to Avani O2 and the classification of certain items in the statements of cash flows.  Depending on the resolution of these issues, the previously filed audited consolidated financial statements for the year ended December 31, 2004 and the unaudited consolidated interim financial statements for the first three quarters of 2005 (including this filing) may required to be restated.

Results of Operations.

Nine Months Ended September 30, 2005 compared with the Nine Months Ended September 30, 2004.

Revenues for the nine months ended September 30, 2005 were $246,852 representing a decrease of $337,380 or 57.7% from revenues of $584,232 for the same period in 2004. The decrease is based principally on reduced water sales during the 2005 period as significant of the Company’s effort was devoted to negotiating and attempting to resolve the disputes with Avani O2. Revenues for the nine-month period in 2005 consisted of $235,443 in water and supply sales (a decrease of 58.8% from $571,195 for the prior period), $11,409 in cooler rentals and equipment sales (a decrease of 12.5% from $13,037 for the same period in the prior year).

Cost of revenue which includes depreciation for the nine-month period in 2005 totaled $236,289, a decrease of $240,348 or 50.4% from $476,637 for the same period in 2004. Cost of revenue as a percentage of sales was 95.7% for the 2005 period representing an increase of 14.1% from 81.6% for the prior period. The increase in cost of revenue as a percentage of sales for the 2005 period reflects the effect of relatively consistent fixed costs and depreciation in proportion to lower revenue.  Cost of revenue for the nine-month period ended September 30, 2005 consisted of costs of goods sold consisting of $118,313 in bottled water, supplies, coolers, and related equipment, and delivery costs (a decrease of $237,914 or 66.8% from $356,227 for the prior period) and $117,976 in depreciation (a decrease of $2,434 or 2% from $120,410 for the same period in prior year. The decrease in costs of revenue is due mainly to lower material and labor costs associated with the reduced production levels. Gross profit for the nine-month period ended September 30, 2005 was $10,563, a decrease of $97,031 or 90.2% from gross profit of $107,595 for the same period in 2004.

Operating expenses which includes marketing expenses, and general and administrative expenses for the nine-month period ended September 30, 2005 totaled $355,413, a decrease of $232,755 or 39.6% from $588,168 for the same period in 2004. Marketing expenses totaled $53,422 for the nine-month period in 2005 representing a decrease of 4.1% from $55,701 for the prior period. The decrease is due to a slight reduction of international marketing activities and expenses during the 2005 period. General and administrative costs were $348,405 in 2005, a decrease of 37.3% from $555,752 in the prior period. The decrease is due principally to the lack of stock based compensation recorded during the 2005 period, while such compensation occurred during the 2004 period.

During the 2005 period, the Company recorded interest on debts payable of $4,902 compared with $4,518 for the 2004 period. Miscellaneous income attributable to interest income and cooler service income was $4,952 for the 2005 period compared with $3,158 for the comparable period in 2004. As a result of the pending litigation with Avani O2, for the 2005 period, the Company wrote off $208,535 in capital assets located at Avani O2’s plant in Malaysia and $478,156 in trade payable and royalty payable due to the Company from Avani O2 and is presented as discontinued operations.

Net losses from continuing operations for the 2005 period was $344,800 compared with $481,933. The slight decrease in the net loss is due to reasons discussed above. The Company recorded loss from Discontinued Operations of $686,691 and $91,664 for the 2005 and 2004 periods to reflect the de-consolidation of Avani O2 due to the termination of the royalty agreement as discussed elsewhere in this document.

The Company also had a foreign currency transaction adjustment of $19,543 for the nine-month period ended September 30, 2005 compared with $22,436 for the 2004 period. Comprehensive loss for the 2005 period was $1,011,948 compared with $551,141 for the same period in 2004. Loss per share was for the nine-month period in 2005 was $0.07 (which includes a loss per share of $0.05 for discontinued operations) in 2005 compared to a loss per share of $0.04 (which includes a loss per share of $0.01 for discontinued operations) for the same period in 2004.

Liquidity and Capital Resources.

As of September 30, 2005, the Company had working capital deficit of $2,101,080. Working capital as of December 31, 2004 was $751,808. The decrease in working capital is principally a result of re-classification of the installment received in sale of assets in the amount of $1,294,012 ($1,584,000 CDN) as current liability, which is partly offset by the write-off of $478,156 in receivables as discussed above.

Property, plant and equipment, net of accumulated depreciation, as of September 30, 2005 totaled $950,205, which consists of Company assets located in Canada. Property, plant and equipment of the Company, net of accumulated depreciation, as of December 31, 2004 totaled $1,300,440 which includes the equipment held for sale of $43,240. The reduction is due to the write-off of the Malaysian assets and the sale of equipments related to the business of selling 5 gallon bottled water as described elsewhere in this document as well as the amortization that occurred during the period.

The Company continues to experience significant losses from operations. The Company is uncertain as to when it will achieve profitable operations. As discussed in the Company's Form 10-KSB for the year ended December 31, 2004, Avani has entered into the Asset Sale Agreement to sell all of its assets related to its water business to Avani O2. However, as mentioned in the Company’s Form 10-KSB for the period ended December 31, 2004 (“2004 Form 10-KSB”), Avani O2 has failed to make the required payments under the agreement. The Company expects to continue to promote its water products both domestically and internationally. If Avani continues its water business for the foreseeable future, it expects to develop the market in the United States and China. The Company has filed a Garnishing Order Before Judgment against Avani O2 Water Sdn. Bdn. in the Supreme Court of British Colombia, Canada which seeks to garnish $692,728 ($863,950 CDN) (revised to $800,581 ($981,031 CDN)). On September 21, 2005, the court granted a default judgment in favor of the Company against Avani O2 for the total sum of $1,108,596 CDN. On October 25, 2005, the Court transferred to the Company $227,356.73 CDN in funds of Avani O2 which it previously garnished from a Canadian bank.

If the Company is unable to collect on its trade receivables from Avani O2, its available cash and cash equivalents and other accounts receivable will be sufficient to fund its ongoing operations for a period of approximately two months.  Irrespective of the outcome of its discussions with Avani O2, the Company intends to raise approximately $500,000 in the next three to nine months to finance its remaining bottled water operations or for other operations through the private placement of its capital stock or through debt financing.  If the Company is successful in its endeavors, it believes that the money raised together with cash flow from operations (excluding intercompany transactions) will be sufficient to support its operations for a period of 12 months. Any private placement of its capital stock will result in significant dilution to shareholders (See disclosure relating to cautionary statements in the 2004 Form 10-KSB). At this time, the Company has no commitments for any such financing, and no assurances can be given that the Company will be successful in these endeavors. If the Company is unsuccessful in these endeavors, it will have a material adverse impact on the Company and its ability to conduct its business in the future. Accordingly, the Company’s financial statements contain note disclosures describing the circumstances that lead to substantial doubt over the ability of the Company to continue as a going concern. In their auditors’ report on the consolidated financial statements for the year ended December 31, 2004, the Company’s independent auditors included an explanatory paragraph regarding the substantial doubt over the Company’s ability to continue as going concern. In addition, any future financings will result in significant dilution to existing shareholders (see disclosure relating to cautionary statements in the 2004 Form 10-KSB).

Concurrent with its efforts to raise funds for operations, the Company also is seeking other business opportunities, to acquire through a merger or share exchange or to enter into a joint venture. The Company cannot predict whether it will be successful in its efforts. If the Company acquires a business opportunity, or enters into a joint venture, it likely will involve significant dilution to shareholders.

Cautionary Statements.  Readers are urged to refer to the section entitled "Cautionary Statements in the  Company's  Form 10-KSB  for  the year ended December 31, 2004  and elsewhere therein for  a broader  discussion of such risks and uncertainties. These risks include the lack of profitable operations, limited distribution channels, the need for additional capital to sustain operations, and significant dilution to existing shareholders.

Critical Accounting Policies

Variable Interest Entities.  Avani O2 was incorporated in July 1999 in Malaysia mainly to explore the opportunities of developing and marketing bottled water in South East Asia.  In 2000, Avani O2 entered into a joint-venture agreement with the Company for the world-wide rights and licenses, except in Canada, to access and use, for all purposes, the Company’s technology of producing oxygen enriched bottled water.  Avani O2 is considered a VIE of the Company because, pursuant to the original joint-venture agreement, the Company is entitled to, among other things, receive a 2% royalty on all revenue from all Avani O2 licensed products, 30% of the before tax profits generated by the bottling line contributed by the Company to Avani O2, and appoint two of the three directors on the Board of Directors of Avani O2. As a result, the equity investors of Avani O2 do not have a controlling financial interest in Avani O2 and the Company is the primary beneficiary of Avani O2, the VIE.  Accordingly, the Company commenced consolidating Avani O2 in 2004.

During the nine-month period ended September 30, 2005, the Company terminated the royalty and net profits agreement with Avani O2.  In addition, in connection with a dispute between the Company and Avani O2 over, among other matters, payment of accounts receivable in amounts recognized and owing to the Company (that are eliminated on consolidation), the Company obtained a Garnishing order against Avani O2 in the amount of approximately $692,728 ($863,950 CDN) (revised to $800,581 ($981,031 CDN)).  As at September 30, 2005, the dispute has not been resolved.

Effective July 1, 2005, as a result of the Company terminating the royalty and net profits agreement with Avani O2, changes in Avani O2’s equity holdings and other matters, management of the Company has determined that the Company no longer meets the criteria of being a primary beneficiary (as described under FIN No. 46R, “Consolidation of Variable Interest Entities, an Interpretation of ARB 51”) of Avani O2 and as such is no longer required to consolidate the financial information of Avani O2. As a result, the assets and liabilities of Avani O2 as at September 30, 2005 and results of operations for the three-month period ended September 30, 2005 no longer form part of these consolidated financial statements.  Results of operations and comparative account balances for Avani O2 prior to July 1, 2005 have been presented as discontinued operations.

Revenue Recognition. Revenue on sales of bottled water and sales of cooler and equipment is recognized when the products are delivered and title transfers to customers. Sales terms generally do not permit a right of return.  Revenue from leasing of water coolers and filters are accounted for as operating leases and, accordingly, rental income is reported over the terms of the leases. Deposits received for bottles and coolers are accrued as liabilities until refunded upon return of bottles and coolers. Freight charges billed to customers are included in Revenue while associated freight costs are included in Cost of Revenue.

As part of the settlement of the loan payables from two lenders, the Company assigned its Net Profits Interest referred to above to these lenders.  The Company will recognize the revenue from the Net Profits Interest (subsequently amended to become a monthly rental fee) and reduce the amount of obligation payable related to the assignment of such interest when the lenders receive their assigned Net Profits Interest payments.  For the period from January 1, 2004 to September 30, 2005, all intercompany balances and transactions have been eliminated upon consolidation.  As a result of the disputes with Avani O2, it is uncertain whether these net profits interest will be recoverable.

Stock Based Compensation. Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro-forma information regarding net income as if compensation cost for the Company's stock option plan had been determined in accordance with the fair value based method prescribed in SFAS No. 123.  The value of stock options granted to consultants is recognized in these consolidated financial statements as compensation expense using the Black-Scholes option pricing model.  Such compensation is amortized over the contract services period or, if none exists, from the date of grant until the options vest.  Compensation associated with unvested options is remeasured on each balance sheet date using the Black Scholes option pricing model. The Company has not adopted the fair value method of accounting for stock-based compensation awarded to employees.  For the three months ended September 30, 2004, compensation expenses of $83,363 was recognized for options granted to non-employees in 2004. During the nine months ended September 30, 2004, the Company’s net loss would have been increased by $10,927 resulting in the pro-forma net loss of $584,624.  The pro-forma loss per share equals the loss per share as reported. For the nine months ended September 30, 2005, the unaudited pro forma net loss equals the unaudited net loss as reported as all previously granted options have vested and no new options were granted in the period.

Off Balance Sheet Arrangements. As the Company has adopted FIN 46R effective January 2004 and consolidated the financial information of Avani O2, there are no off balance sheet arrangements as of September 30, 2005. Effective July 1, 2005, due to the termination of the royalty and net profits agreement with Avani O2, changes in Avani O2’s equity holdings and other matters, management of the Company has determined that the Company no longer meets the criteria of being a primary beneficiary (as described under FIN 46R).

New Accounting Pronouncement.

In June 2005, the FASB issued Statement 154, “Accounting Changes and Error Corrections” which replaces APB Opinion 20 and FASB Statement 3.  Statement 154 changes the requirements for the accounting and reporting of a change in accounting principle.  Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of the new accounting principle in net income of the period of change.  Statement 154 now requires retrospective application of changes in accounting principle to prior period financial statements, unless it is impractical to determine either the period-specific effects or the cumulative effect of the change.  The statement is effective for fiscal years beginning after December 15, 2005.  Management is assessing the effect on the consolidated financial statements as a result of the implementation of this new standard.

Item 3. Effectiveness of the registrant’s disclosure controls and procedures.

(a) Under the supervision and with the participation of management, including the Company’s President and Principal Financial Officer, the Company conducted an evaluation of the effectiveness of the design and operations of its disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as of September 30, 2005. Based on this evaluation, the Company’s  President and Principal Financial Officer concluded that the Company’s disclosure controls and procedures were effective such that the material information required to be included in our Securities and Exchange Commission ("SEC") reports is recorded, processed, summarized and reported within the time periods specified in applicable SEC rules and forms relating to the Company’s reporting obligations, and was made known to them by others within the Company, particularly during the period when this report was being prepared.

(b) Changes in internal controls over financial reporting.

In addition, there were no significant changes in our internal control over financial reporting that could significantly affect these controls during the Company’s most recent quarter.

Part II OTHER INFORMATION

Item 1. Legal Proceedings.

As previously disclosed, the Company filed a Garnishing Order Before Judgment against Avani O2 Water Sdn. Bdn. in the Supreme Court of British Colombia, Canada which seeks to garnish $692,728 ($863,950 CDN) (revised to $800,581 ($981,031 CDN)). On September 21, 2005, the court granted a default judgment in favor of the Company against Avani O2 for the total sum of $1,108,596 CDN. On October 25, 2005, the Court transferred to the Company $227,357 CDN in funds of Avani O2 which it previously garnished from a Canadian bank.

Item 2. Changes in Securities.

None

Item 3. Defaults upon Senior Securities.

None

Item 4. Submission of Matters to a Vote of Securityholders.

None

Item 5. Other Information.

None

Item 6. Exhibits.

Exhibit 31 – Certification Pursuant To Section 302 Of The Sarbanes-Oxley Act Of 2002.

Exhibit 32 – Certification Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002.

(b) Reports on Form 8-K.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               AVANI INTERNATIONAL GROUP, INC.

Date: December 22, 2005       /s/Dennis Robinson

                               Dennis Robinson

                               Treasurer and Principal

                               Financial Officer

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